Exhibit 10.1

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) dated as of February 10, 2010, is made between Poniard Pharmaceuticals, Inc., a Washington Corporation, with registered address at 300 Elliott Avenue West, Suite 500, Seattle, Washington 98119 (“Sublandlord”), and Veracyte, Inc., a Delaware Corporation, with registered address at 7000 Shoreline Court, Suite 250, South San Francisco, California 94080 (“Subtenant”).

RECITALS

A.                                   Pursuant to the Lease Agreement dated July 10, 2006 between ARE-San Francisco No. 17, LLC, a Delaware limited liability company (“Landlord”) and Sublandlord as lessee (together with all modifications, amendments, riders and exhibits thereto, the “Master Lease”), a copy of which is attached hereto as Exhibit A, Landlord leased to Sublandlord approximately 17,045 rentable square feet of space located on the second floor of 7000 Shoreline Court, South San Francisco, California (the “Premises”).

B.                                     Sublandlord wishes to sublease to Subtenant, and Subtenant wishes to sublease from Sublandlord, the Premises on the terms and conditions that are set forth in this Sublease.

C.                                     Concurrently herewith, Subtenant is entering into a direct lease with Landlord for the Premises commencing immediately upon termination of this Sublease (the “Direct Lease”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Sublandlord and Subtenant agree as follows:

AGREEMENT

1.                                       Sublease

Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, for the Term, at the rental, and upon all of the conditions set forth herein, the Premises, together with the right to use, in common with others entitled thereto, the hallways, stairways and elevators necessary for access to the Premises.

2.                                       Term and Possession

2.1  Term

The Term of this Sublease (“Term”) shall commence on March 1, 2010 (“Commencement Date”), and the Term shall expire on July 10, 2011 (“Expiration Date”), at which time Subtenant’s sublease estate shall terminate and expire.  Subtenant shall have a license to use and occupy the Premises until the expiration of the Master Lease on the same terms that are set forth in this Sublease except that there shall be no leasehold estate.

2.2             Delivery of Premises

Phase I:  On the Commencement Date, Sublandlord shall deliver to Subtenant possession of approximately 11,000 square feet of the Premises as shown on Exhibit B-1 (“Phase I Premises”).  From the Commencement Date until the Phase II Delivery Date, the term “Premises” as used in this Sublease shall mean the Phase I Premises.  Until the Phase II Delivery Date (as that term is defined below) Sublandlord expressly reserves (i) exclusive possession of the remaining approximately 6,045 square feet of the Premises as shown on Exhibit B-2 (“Phase II Premises”), and (ii) the use in common with Subtenant of the server room shown on Exhibit B-1 and the corridor to the server room and stairwell shown on Exhibit B-1.  The parties acknowledge that the Phase I Premises will not be completely demised where the corridor to be used in common joins with the Phase II Premises.  The parties will cooperate in good faith as is necessary in order to provide to the other reasonable access to the portion of the Premises occupied by the other party, and in order to provide privacy and protect the security measures of the other consistent with reasonable business practices.  Except as set forth above, neither party shall have access to the portion of the Premises occupied by the other without the prior written consent of the other.  Without limiting the generality of the foregoing, Subtenant shall not have any right to use Sublandlord’s main entrance.

Subtenant acknowledges that the server room is critical to the functioning of Sublandlord’s systems during the period prior to delivery of the Phase II Premises.  Subtenant shall not take any actions that would cause any interruption in either power or HVAC service to the server room, or make any changes to the electrical lines or HVAC system that serve the server room, without Sublandlord’s prior written consent.  Each entry by Subtenant into the server room shall be monitored and logged by the Building security system.  Subtenant consents to Sublandlord receiving from Landlord all information provided by the Building security system concerning entry into the server room by Subtenant, its officers, directors, agents, employees, contractors and subcontractors prior to delivery of the Phase II Premises.

Phase II:  On September 1, 2010, Sublandlord shall deliver the Phase II Premises to Subtenant, and relinquish all rights to possession of any portion of the Premises, so that, effective September 1, 2010, Subtenant shall have possession of the entire 17,045 square feet of the Premises.  The later of September 1, 2010 and the date on which the Phase II Premises are delivered to Subtenant in the condition described below shall be the “Phase II Delivery Date.”  From and after the Phase II Delivery Date, the term “Premises” as used in this Sublease shall mean the entire Premises.  If the Phase II Delivery Date has not occurred by September 15, 2010, then for each day after September 15, 2010 that elapses before the Phase II Delivery Date Base Rent due from Subtenant under this Sublease shall be reduced by the sum of $340.00.

Sublandlord shall deliver possession of the Phase I Premises and the Phase II Premises vacant (except for Sublandlord’s Property and Landlord’s Property) and in broom clean condition, with all building systems in good working order and condition to the extent Sublandlord has control over them.  The Phase II Premises shall be delivered in substantially the condition they are in on the date of this Sublease, normal wear and tear and damage from fire and other casualty and from condemnation excepted.

2.3                                 Subtenant’s Early Access Rights

Effective upon (i) full execution and delivery of this Sublease and the Consent Agreement described in Section 17 below, (ii) delivery to Sublandlord of the Security Deposit as that term is defined in Section 6 below and (iii) delivery to Sublandlord of evidence of Subtenant’s insurance as required by this Sublease, Subtenant shall have the right to enter onto the Phase I Premises to construct such improvements as may be approved in writing by Landlord and Sublandlord pursuant to the terms of the Master Lease and this Sublease.  Subtenant’s early access to the Phase I Premises shall be on all of the terms of this Sublease except for the obligation to pay Base Rent and Additional Rent.

3.                                       Rent

Rent to be paid under this Sublease shall include Base Rent and Additional Rent as described in this Section 3, and shall include all other sums that may be owing from Subtenant to Sublandlord under this terms of this Sublease.  All Rent payments shall be made in United States Dollars, without deduction or offset, except as otherwise expressly provided in this Sublease, and shall be delivered to Sublandlord at the address set forth in Section 14 of this Sublease, or to such other entity and/or at such other address as Sublandlord may designate in writing from time to time.  Base Rent and Additional Rent for any partial month of the Sublease Term shall be prorated in proportion to the number of days in that month.  If and to the extent that Base Rent under the Master Lease is reduced or abated due to casualty, condemnation or otherwise, then Base Rent under this Sublease shall be reduced or abated by the same percentage and for the same period of time.

3.1  Base Rent

Commencing on the Commencement Date, Subtenant shall pay to Sublandlord Base Rent in the amounts set forth in this Section 3.1.  Base Rent shall be paid on or before the first day of each calendar month during the Term.

Period	Rentable Sq. Feet	Rent per Month

Commencement - Phase II Delivery Date	11,000	$17,600.00

Phase II Delivery Date to Expiration Date	17,045	$28,124.25

3.2  Operating Expenses

Subtenant agrees to pay as Additional Rent all Operating Expenses and other costs and expenses (other than Base Rent and TI Base Rent) that are attributable to the Premises and due to Landlord under the terms of the Master Lease, including all increases in said expenses under the terms of the Master Lease; provided, however, that Subtenant shall have no liability for costs or expenses incurred under the Master Lease during the term of this Sublease that are attributable solely to the acts or omissions of Sublandlord.  For the avoidance of doubt, the parties agree that Subtenant shall not be required to pay Operating Expenses (a) attributable proportionately to the Phase II Premises until the Phase II Phase II Delivery Date, or (b) during such times as, and to the extent that, Operating Expenses abate under the Master Lease with respect to the Premises.  Subtenant shall pay Operating Expenses monthly pursuant to the terms of the Master Lease without previous demand, invoice or notice for payment, and shall pay all other sums due under the terms of the Master Lease upon demand.  If Operating Expenses due under the Master Lease are adjusted so as to provide a credit with respect to a period during which Subtenant pays Operating Expenses under this Sublease, then Subtenant shall be entitled to its fair share of any credit given by Landlord with respect to that period.

4.                                       Tenant Improvements — Personal Property

Subtenant may only make modifications or alterations (“Improvements”) to the Premises with the written consent of Landlord and Sublandlord as provided in the Master Lease and this Sublease.  Subject to Landlord’s consent, Sublandlord approves construction of Subtenant’s initial improvements described on Schedule I to this Sublease (“Subtenant’s Initial Improvements”) according to the construction schedule attached as Schedule II to this Sublease (“Subtenant’s Construction Schedule”) and approves use of BN Builders as contractor for the work.  Subtenant shall construct its Improvements at its sole cost and expense in accordance with all terms and conditions of the Master Lease and this Sublease.  Subtenant will deliver to Sublandlord copies of all drawings, materials, documents and submissions at the same time as Subtenant delivers such items to Landlord in connection with the design and construction of the Improvements.

Sublandlord acknowledges that construction of Subtenant’s Initial Improvements (as that term is defined in Section 4 below) may or will occur in the Phase I Premises, with its attendant noise and vibration, while Sublandlord still occupies the Phase II Premises.  In constructing Subtenant’s Initial Improvements, Subtenant shall avoid interrupting utility and other services to the Phase II Premises except as may be strictly necessary in connection with construction.  Without limiting the generality of the foregoing, there shall be no interruption of any utilities or other services to the Phase II Premises except with Sublandlord’s prior written consent and in no event during normal business hours.  Subtenant shall take reasonable and prudent steps to minimize the adverse effects of construction on Sublandlord’s business operations in the Phase II Premises, and shall consult with Sublandlord regularly during the construction period to that end.  Provided the construction activities in the Phase I Premises are conducted consistent with the foregoing, and take place in a manner that is consistent with industry practices, Sublandlord shall not have any claim against Subtenant for business interruption relating to the construction of Subtenant’s Initial Improvements.  In addition, certain of Subtenant’s Initial Improvements will be constructed by Landlord and are described in the Consent Agreement as Landlord’s Work.  Sublandlord shall have no claim against Subtenant for any damages, costs, expenses or liabilities (collectively, “Damages”) resulting from Landlord’s breach of its obligations under the Consent Agreement except to the extent that Subtenant contributes to the Damages by its own act(s) or omission(s).

Subtenant shall construct its Improvements in accordance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises and to the use and occupancy of the Premises.  Subtenant does hereby release, indemnify and hold Sublandlord harmless from any claims, costs, expenses or liabilities whatsoever (except as may be expressly provided in this Sublease with respect to Tenant’s Initial Improvements) arising out of or relating to the Improvements.

Subtenant acknowledges that certain furniture located in the Premises is the property of Landlord (“Landlord’s Property”).  Landlord’s Property is described on Exhibit C attached to this Sublease.  Subtenant shall comply in all respects with the requirements of the Master Lease with respect to Landlord’s Property, and shall return Landlord’s Property to Landlord upon expiration of the Sublease Term in the condition required by the Master Lease; provided, however, that so long as no additional liability on Sublandlord’s part and no additional obligation to be performed by Sublandlord is or are created, if the Direct Lease permits Subtenant to retain Landlord’s Property following expiration of the Lease, then Subtenant shall fulfill its obligation under this Sublease if Subtenant complies fully with its obligations to Landlord with respect to Landlord’s Property under the terms of the Direct Lease.  With respect to lab benches, casework, fume hoods, and laminar flow hoods that are located on the Phase I Premises as a part of the laboratory and are the property of Sublandlord (“Sublandlord’s Property”), Subtenant shall have the right to use and/or dispose of Sublandlord’s Property during the Sublease Term.  At the expiration of the Sublease Term, if Subtenant has not already done so, Subtenant shall remove from the Premises all of Sublandlord’s Property that is required to be removed under the terms of the Master Lease; provided, however, that so long as no additional liability on Sublandlord’s part and no additional obligation to be performed by Sublandlord is or are created, if the Direct Lease permits Subtenant to keep Sublandlord’s Property on the Premises following expiration of the Lease, then Subtenant shall fulfill its obligation under this Sublease if Subtenant complies fully with its obligations to Landlord with respect to surrender of the Premises under the terms of the Direct Lease.  Commencing on the Commencement Date, Subtenant shall have the right to use certain furniture that is owned by Sublandlord and that is described on Exhibit D attached to this Sublease (“Loaned Furniture”).  Subtenant shall relinquish the Loaned Furniture to Sublandlord at the expiration of the term of this Sublease, in the same condition as received, ordinary wear and tear excepted.

As a material part of the consideration for this Sublease, Subtenant shall fully comply with the requirements of the Master Lease (as may be amended by agreement between Landlord and Subtenant as a part of the Direct Lease or the Consent Agreement, as that term is defined in Section 17 below) with respect to removal of the property of the tenant thereunder at the end of the term of the Master Lease and with respect to restoration of the Premises, so that Subtenant, and not Sublandlord, shall have responsibility for such removal, repair and restoration.  Without limiting any other obligation of Subtenant under this Sublease, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all claims, actions, liabilities, damages, costs, penalties, forfeitures, losses or expense of any kind whatsoever including, without limitation, reasonable attorneys’ fees, arising out of Subtenant’s breach of the foregoing covenant.  The parties acknowledge that the Consent Agreement releases Sublandlord from certain obligations under the Master Lease.  Except to the extent that Sublandlord is released from liability under the Master Lease under the terms of the Consent Agreement, no agreement between Landlord and Subtenant shall alter or avoid Subtenant’s obligation under this Sublease to indemnify, defend and hold harmless Sublandlord from any obligation with respect to removal, repair and restoration under the terms of the Lease.  All of the above notwithstanding, nothing in this Sublease shall relieve Sublandlord from liability for, or require Subtenant to indemnify Sublandlord with respect to, Sublandlord’s obligations under the terms of the Master Lease with respect to Hazardous Materials (as that term is defined in the Master Lease) except to the extent specifically assumed by Subtenant pursuant to Section 9 of this Sublease.

5.                                       Parking

Over the Term of this Sublease, Subtenant shall have the right to the non-exclusive parking as is set forth in the Master Lease.  Prior to the Phase II Delivery Date, parking spaces available under the Master Lease shall be shared proportionately between Sublandlord and Subtenant based upon the portion of the Premises occupied by each of them.

6.                                       Security Deposit

Contemporaneously with the execution hereof, Subtenant shall deposit with Sublandlord, the sum of Twenty-eight Thousand One Hundred Twenty-four Dollars and 25/00 ($28,124.25) (“Security Deposit”) as security for Subtenant’s faithful performance hereunder.  If Subtenant fails to pay rent or other charges when due under this Sublease, or fails to perform any of its obligations hereunder, in each case after the expiration of applicable notice and cure periods (if any), Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach.  If Sublandlord debits the Security Deposit as a result of Subtenant’s default, Sublandlord shall notify Subtenant of the occurrence and amount of the debit, and Subtenant shall promptly pay to Sublandlord the amount necessary to restore the Security Deposit to the sum of $28,124.25.  If Subtenant performs each of its obligations under this Sublease, then the remaining Security Deposit shall be applied against the Base Rent due under this Sublease for the last month of the Sublease Term.

At Subtenant’s election, and in lieu of cash, the Security Deposit may be in the form of a standby irrevocable letter of credit in the amount of the Security Deposit issued to Sublandlord as beneficiary and in form and substance satisfactory to Sublandlord (“Letter of Credit”).  The Letter of Credit shall be issued by a financial institution having a credit rating acceptable to Sublandlord, and shall provide that it will be honored by facsimile presentation or at sight at an office of the issuer upon a certificate signed by Sublandlord or its agent stating that an event of default has occurred under this Sublease and is continuing that entitles Sublandlord to draw on the Letter of Credit, or that a replacement letter of credit in the form required by this Sublease has not been delivered to Sublandlord at least 30 days before expiration of the existing Letter of Credit.  The Letter of Credit shall be in a form that requires the issuer to honor Sublandlord’s certificate without inquiry as to the accuracy of the statements made in the certificate and regardless of whether Subtenant disputes the content of such statements.  In the event of a default under this Sublease that entitles Sublandlord to draw under the Letter of Credit, then if

Sublandlord elects to draw under the Letter of Credit (i) Sublandlord shall draw the full amount of the Letter of Credit and apply those funds to cure the default, (ii) any sum remaining shall be held as a cash Security Deposit according to terms of this Section 6, (iii) Subtenant shall promptly pay to Sublandlord the amount necessary to restore the Security Deposit to the sum of $28,124.25, and (iv) Subtenant shall have no further right to provide a Letter of Credit in lieu of cash for the Security Deposit required by this Sublease.

7.                                       Use of Premises; Building Services

The Premises shall be used and occupied only for research and development laboratories, related office and other related uses, and otherwise in compliance with the provisions of the Master Lease.

Notwithstanding anything to the contrary in this Sublease, Subtenant acknowledges that Sublandlord does not have control of the Building or the Building systems, and that Sublandlord will not provide utilities, maintenance, repair or restoration work or other Building services (including, without limitation, those services and obligations to be performed by Landlord under Paragraph 11 of the Master Lease).  Subtenant will look solely to Landlord for performance of the services to which Sublandlord is entitled under Paragraph 11 of the Prime Lease.  Without limiting the generality of the foregoing, Sublandlord shall have no liability for any interruption or stoppage of services, and no such interruption or stoppage of services shall relieve Subtenant from any obligation that it may have under this Sublease, including without limitation, the obligation to pay Base Rent and Additional Rent except as may be otherwise expressly provided in this Sublease.  Sublandlord, upon receipt of written notice from Subtenant, shall make demand upon Landlord to take all appropriate action for the correction of any defect, inadequacy or insufficiency in Landlord’s performance under the Master Lease that interferes with Subtenant’s use of the Premises.  In addition to all other obligations that Subtenant may have with respect to the Building and the Premises, but subject to all other provisions of this Sublease and the Consent Agreement, Subtenant shall be liable to Landlord for any damage to elements of the Building or Premises that are maintained by Landlord under the Master Lease that is caused by or resulting from any act, omission or negligence of Subtenant or Subtenant’s employees, agents, licensees or invitees, or that is caused by or results from Subtenant’s default.

8.                                       Assignment and Sublease

Subtenant shall not assign this Sublease or further sublet all or any part of the Premises except in compliance with the terms of this Sublease and the Master Lease.  Notwithstanding the foregoing, subject to approval by Landlord, Subtenant shall have the right without Sublandlord’s consent to assign its rights under this Sublease, or sub-sublet all or any portion of the Premises, to (a) an entity controlling, controlled by or under common control with Subtenant (where the terms “controlling,” “controlled by” and “control” means possession of the power to direct or cause the direction of the management and policies of an entity, either through ownership of voting securities, by contract or otherwise), (b) an entity with which Subtenant merges or which results as a matter of law from the consolidation or reorganization of Subtenant, or (c) a purchaser of substantially all of Subtenant’s assets, in each case so long as the transferee assumes and agrees to perform all of Subtenant’s obligations under this Sublease.  Notwithstanding anything herein to the contrary, Sublandlord will not exercise any right to recapture the Premises as a consequence of a request by Subtenant for approval of an assignment or sublease unless Landlord exercises its right to recapture, and Sublandlord will not withhold its consent to any assignment or sublease that has been approved by Landlord.

9.                                       Incorporation by Reference

9.1  Subject to Master Lease

This Sublease is subject and subordinate to the Master Lease and to all of Landlord’s rights under the terms of the Master Lease.  Subtenant has no authority, and shall not attempt, to exercise any of Sublandlord’s options to extend or terminate the Master Lease or to add space to, or remove space from, the Premises.  Sublandlord agrees that it shall not exercise any extension right under the Master Lease.

9.2             Interpretation; Master Lease Provisions Applicable

In addition to the payment of rent, Subtenant agrees, for the benefit of Sublandlord and Landlord, that during the Sublease Term Subtenant shall perform each and every one of the obligations of the tenant under the Master Lease that is incorporated into this Sublease. The following terms, covenants and conditions of the Master Lease are incorporated into this Sublease with the same force and effect as if Sublandlord were the landlord under the Master Lease and Subtenant were the tenant under the Master Lease, except that, except as may be otherwise expressly provided, each reference in such incorporated provisions to “Lease” shall be deemed a reference to this “Sublease”:  Master Lease Sections 7, 8 (as modified by Section 16 of this Sublease), the fourth and fifth sentences of 9, 12 (except that Sublandlord shall not charge any fee for oversight of Alterations, but Subtenant shall pay any fee imposed by Landlord), 14, 15, the second and third sentences of 16, 17 (except for the first paragraph concerning Landlord’s insurance and except that the levels of insurance required of Subtenant shall be the levels of insurance required by Landlord), 18 (except for the first paragraph concerning Landlord’s obligations), 20, 21, 22 (as modified by Section 8 of this Sublease), 23, 24, 26, 27, 28 (as modified by Section 4 of this Sublease), 29, 30, the first paragraph of 31, 32, 33, 34, 36 (except (B) and except (C)), 37, 38 and 40.  Notwithstanding anything to the contrary in the foregoing, Subtenant shall obtain the insurance required of the Tenant by Paragraph 17 of the Master Lease and shall name Landlord and Sublandlord as additional insureds or named insureds thereunder if and to the extent required by Paragraph 17 of the Master Lease.  In the event of a conflict between the express provisions of the Sublease and the provisions of the Master Lease incorporated herein, as between Sublandlord and Subtenant, the express provisions of this Sublease shall prevail.

9.3                                 Sublandlord’s Additional Covenants

Sublandlord shall fully perform its obligations under the Master Lease to the extent Subtenant is not obligated to perform such obligations under this Sublease.  Sublandlord shall not terminate the Master Lease, amend or waive any provisions under the Master Lease, or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease without, in each instance, Subtenant’s prior written consent.

9.4                                 Sublandlord’s Representations

Sublandlord represents to Subtenant as follows:

(i) the copy of the Master Lease attached to this Sublease as Exhibit A is true, correct and complete,

(ii) the Master Lease is in full force and effect,

(iii) there exists under the Master Lease no event of default by Sublandlord, nor has there occurred any event which, with the giving of notice or passage of time or both, would constitute such an event of default;

(iv) to the best of Sublandlord’s knowledge, there exists under the Master Lease no event of default by Landlord , nor has there occurred any event which, with the giving of notice or passage of time or both, would constitute such an event of default;

(v) to the best of Sublandlord’s knowledge, as of the date of this Sublease there are no Hazardous Materials (as that term is defined in the Master Lease) on the Premises in violation of the terms of the Master Lease or in violation of law; and

(vi) upon delivery of the Phase I Premises and the Phase II Premises, all Hazardous Materials used, stored, handled or released by Sublandlord shall have been removed therefrom except for Hazardous Materials normally used or occurring in an office environment or except as may be otherwise agreed by the parties.

10.                                 Subtenant to Comply with Master Lease

Subtenant shall neither do nor permit anything to be done that would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture or default reserved or vested in Landlord under the Master Lease and Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all claims, actions, liabilities, damages, costs, penalties, forfeitures, losses or expense of any kind whatsoever including, without limitation, reasonable attorneys’ fees, arising out of Subtenant’s breach of the foregoing covenant.  For purposes of this Section 10, Subtenant shall have no responsibility for the acts and omissions of Sublandlord during the term of this Sublease.

11.                                 Notices from Landlord or Governmental Authority

Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices relating to Subtenant’s occupancy or use of the Premises received by Subtenant from Landlord or from any governmental authority.  Sublandlord will forward to Subtenant, promptly upon receipt thereof, copies of any notices relating to the Premises or this Sublease from Landlord or from any governmental authority.

12.                                 Release and Waiver of Subrogation

Notwithstanding anything to the contrary in this Sublease, neither Sublandlord nor Subtenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or tangible personal property of the other or of any third party occurring in or about the Premises or the Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage would fall within the scope of a fire and extended coverage (broad form) policy of insurance, whether or not the party suffering the loss actually maintained such insurance.  Each party shall obtain from its respective insurer under each insurance policy it maintains a waiver of all rights of subrogation that the insurer of one party may have against the other party.

13.                                 Indemnification

13.1  Subtenant’s Indemnification

Subject to Section 12 above, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities including, without limitation, reasonable attorney’s fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to Landlord) by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Premises (except to the extent caused by Sublandlord’s negligence or wrongful act or the negligence or wrongful act of Landlord), (b) any breach or default by Subtenant or its representatives under this Sublease or Master Lease (c) the successful enforcement of Sublandlord’s rights under this Section or any other Section of this Sublease, (d) any work done after the date hereof in or to the Premises except if done by Sublandlord or Landlord, or (e) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant.

13.2  Sublandlord’s Indemnification

Subject to Section 12 above, Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, damages, expenses and liabilities including, without limitation, reasonable attorney’s fees and disbursements, which Subtenant may incur or pay out (including, without limitation, to Landlord) by reason of (a) any breach or default hereunder or under the Master Lease on Sublandlord’s part, (b) the successful enforcement of Subtenant’s rights under this Section or any other Section of this Sublease, or (c) any act, omission or negligence on the part of Sublandlord and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Sublandlord.

14.                                 Notices

All notices and demands that may or are to be required or permitted are to be given by either party on the other hereunder shall be in writing.  All notices and demands shall be personally delivered or sent by a nationally recognized private carrier of overnight mail (e.g. Fed

Ex) or by United States certified mail, return receipt requested and postage prepaid, to the parties at the addresses listed below or at such other addresses as the parties may designate by notice from time to time.

To Sublandlord:	VP Legal
Poniard Pharmaceuticals, Inc.
300 Elliott Avenue West
Suite 500
Seattle, WA 98119

To Subtenant:	Veracyte, Inc.
7000 Shoreline Court
South San Francisco, CA 94080
Attn: Chief Executive Officer

15.                                 Acceptance of Premises AS IS

Subtenant confirms that by taking possession of the Premises, Subtenant accepts the Premises in their “AS IS” condition.  Sublandlord makes no warranty of any kind concerning the Premises, the Building or the project of which they are a part, and Sublandlord expressly disclaims any warranty concerning latent defects, any warranty of fitness for use, and any other express or implied warranty (including any warranty of MERCHANTABILITY).

16.                                 Holding Over

The parties acknowledge that pursuant to the Consent Agreement, there shall be no holding over under the Master Lease if Subtenant occupies the Premises pursuant to the Direct Lease.  Except as otherwise provided in the Consent Agreement, if Subtenant remains in possession of the Premises after expiration of the Sublease Term without the written agreement of Landlord, Sublandlord may be treated by Landlord as being in breach of the Master Lease. Sublandlord may be obligated to pay damages to Landlord, including consequential damages that are presently difficult or impossible to calculate.  Subtenant agrees to indemnify, defend and hold harmless Sublandlord from any and all actions, liabilities, damages, costs, penalties, losses or expenses that may arise out of or be in any way connected with any holding over by Subtenant following the expiration or earlier termination of the Sublease Term.

17.                                 Condition Precedent

This Sublease is expressly conditioned on each of Sublandlord, Subtenant and Landlord executing and delivering to each other a consent agreement in the form attached as Exhibit E (“Consent Agreement”).

18.                                 Damage or Destruction

Notwithstanding anything to the contrary contained in this Sublease, in the event any fire or other casualty renders the whole or any material part of the Premises or the Building untenantable, then in such event (i) if the Master Lease terminates according to its terms or because either Landlord or Sublandlord exercises a right under the Master Lease to terminate the Master Lease, then this Sublease shall terminate upon termination of the Master Lease, and (ii) if the Master Lease does not terminate according to its terms, and if neither Landlord nor Sublandlord exercises a right to terminate the Master Lease, then this Sublease shall remain in full force and effect, and for so long as any portion of the Premises are untenantable Base Rent shall abate pro rata based upon the area of the Premises that is untenantable as compared to the total area of the Premises.  Notwithstanding the foregoing, in the event of a casualty that entitles Sublandlord to terminate the Lease, upon request timely made by Subtenant Sublandlord shall exercise its right to terminate the Lease so long as exercise of that right would not result in the creation of any additional liability on Sublandlord’s part, or any additional obligation to be performed by Sublandlord.  The provisions of this Section 18 are Subtenant’s sole and exclusive rights and remedies in the event of a casualty.  To the extent permitted by law, Subtenant waives the benefit of any law that provides to Subtenant any abatement or termination right by virtue of a casualty.

In the event of a casualty where Subtenant is obligated to rebuild all or a portion of the improvements that constitute the Premises, Sublandlord and Subtenant shall cooperate in good faith to determine whether any portion of any insurance proceeds that may be made available to Sublandlord are properly attributable to improvements that Subtenant is required to rebuild.  If so, Sublandlord will make that portion of the insurance proceeds available to Subtenant on terms that are acceptable to Sublandlord’s insurer and otherwise on a commercially reasonable basis.

19.                                 Eminent Domain

In the event that all or a portion of the Leased Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu of eminent domain (each, a “Taking”), then whether or not the whole or any material part of the Premises is taken, (i) if the Master Lease terminates according to its terms or because either Landlord or Sublandlord exercises a right to terminate the Master Lease, then this Sublease shall terminate upon termination of the Master Lease, and (ii) if the Master Lease does not terminate according to its terms and neither Landlord nor Sublandlord exercises a right to terminate the Master Lease, then this Sublease shall remain in full force and effect.  Notwithstanding the foregoing, in the event of any exercise of eminent domain that entitles Sublandlord to terminate the Lease, upon request timely made by Subtenant Sublandlord shall exercise its right to terminate the Lease so long as exercise of that right would not result in the creation of any additional liability on Sublandlord’s part, or any additional obligation to be performed by Sublandlord.  If a portion of the Premises is taken and this Sublease does not terminate, then Base Rent shall be adjusted as may be fair and reasonable under all of the circumstances.

Subtenant waives and assigns to Sublandlord any interest it may have in any damage, award or payment resulting from or paid on account of any Taking, provided that Subtenant shall have the right to recover from any condemning authority any compensation that may be separately recoverable for damages to or condemnation of Subtenant’s movable trade fixtures and equipment and for moving expenses.  Subtenant shall not have any right to receive any award for its interest in this Sublease or for loss of leasehold.  The provisions of this Section 19 are Subtenant’s sole and exclusive rights and remedies in the event of a Taking.  To the extent permitted by law, Subtenant waives the benefits of any law that provides Subtenant any abatement or termination rights or any right to receive any payment or award by virtue of a Taking.

20.                                 No Recording

Neither party shall record this Sublease or any memorandum of this Sublease.

21.                                 Quiet Enjoyment

Provided that Subtenant is not in default of any term or provision of the Master Lease or this Sublease, Subtenant shall have peaceful and quiet enjoyment of the Premises without interference from Sublandlord.

22.                                 Attorney’s Fees

If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees.

23.                                 Real Estate Commission  [This section left blank in executed document]

On the first business day after the Commencement Date, Sublandlord shall pay $                                               to satisfy commissions that are due to GVA Kidder Mathews and                                   for services rendered in relation to successfully completing this Sublease.  It shall be paid in the following manner:

$                                   to GVA Kidder Mathews

$                                   to

24.                                 Entire Agreement

This Sublease, the Exhibits attached hereto, and the Master Lease, which is incorporated herein by reference and made a part hereof, constitute the entire agreement between Sublandlord and Subtenant with respect to the Premises and may not be amended or altered except by written agreement by both parties, and subject to Landlord’s written consent.

25.                                 Binding on Successors

This Sublease shall bind the parties and their heirs, successors, representatives and permitted assigns.

26.                                 Approvals and Discretion

Whenever this Sublease requires an approval, consent, designation, determination, selection or judgment by either Sublandlord or Subtenant, then unless a different standard is otherwise expressly provided such approval, consent, designation, determination, selection or judgment and any condition imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

27.                                 Exhibits and Schedule

The following Exhibits and Schedule attached to this Sublease are incorporated into it by this reference as though fully set forth above:

Exhibit A	Master Lease
Exhibit B-I	Phase I Premises
Exhibit B-II	Phase II Premises
Exhibit C	Landlord’s Property
Exhibit D	Loaned Furniture
Exhibit E	Consent Agreement
Schedule I	Subtenant’s Initial Improvements
Schedule II	Subtenant’s Construction Schedule

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

Sublandlord:		Subtenant:
Poniard Pharmaceuticals, Inc.		Veracyte, Inc.

By:	/s/ Gregory Weaver	By:	/s/ Bonnie Anderson
Name: Greg Weaver		Name: Bonnie Anderson
Title: CFO		Title: CEO

Exhibit A to Sublease — Master Lease

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 10th day of July, 2006, between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and PONIARD PHARMACEUTICALS, INC., a Washington corporation (“Tenant”).

Building:                                            7000 Shoreline Court, South San Francisco, California

Premises:                                        That portion of the Project, containing approximately 17,045 rentable square feet, consisting of (i) approximately 14,083 rentable square feet (“Initial Premises), and (ii) approximately 2,962 rentable square feet (“Additional Premises”), as determined by Landlord and both as more particularly shown on Exhibit A.

Project:                                                     The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:                                    $2.65 per rentable square foot per month, subject to adjustment as provided for in Sections 3 and 4 hereof.

Rentable Area of Premises: 17,045 sq. ft.

Rentable Area of Project:  136,691 sq. ft.

Tenant’s Share of Operating Expenses:   12.47%

Security Deposit:  $135,507.75

Target Commencement Date:   July 1, 2006; provided, however, that if Landlord is required by the City of South San Francisco to construct the fire rate corridor shown on Exhibit G prior to Landlord being permitted to deliver the Initial Premises to Tenant for its use and occupancy, the Target Commencement Date shall be October 2, 2006.

Rent Adjustment Percentage:  Greater of 3% or the CPI Adjustment Percentage not to exceed 5%

Base Term:                                Beginning on the Commencement Date and ending 60 months from the first day of the first full month of the Term (as defined in Section 2 hereof).

Permitted Use:                                                             Research and development laboratories, related office and other related uses and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Accounts Receivable	385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary

Tenant’s Notice Address:
750 Battery Street, Suite 600 San Francisco, CA 94111 Attention: Chief Financial Officer

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A — PREMISES DESCRIPTION	☒ EXHIBIT B — DESCRIPTION OF PROJECT
☒ EXHIBIT C — WORK LETTER	☒ EXHIBIT D — COMMENCEMENT DATE
☒ EXHIBIT E — RULES AND REGULATIONS	☒ EXHIBIT F — TENANT’S PROPERTY

☒ EXHIBIT G — LANDLORD’S WORK	☒ EXHIBIT H — LANDLORD’S PROPERTY

1.                                       Lease of Premises.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.”  Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s access to or use of the Premises for the Permitted Use or materially adversely affect Tenant’s access to or use of parking at the Project.

2.                                       Delivery; Acceptance of Premises; Commencement Date.  Landlord shall use reasonable efforts to deliver the Initial Premises to Tenant on or before the Target Commencement Date (“Delivery” or “Deliver”).  Subject to Landlord’s right to enter the Initial Premises to complete the Landlord’s Work (as defined below), Tenant may commence Tenant’s Work with respect to Initial Premises upon Landlord’s Delivery of the Initial Premises.  If Landlord fails to timely Deliver the Initial Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  If Landlord does not Deliver the Initial Premises within 10 business days of the Target Commencement Date for any reason other than Force Majeure delays, this Lease may be terminated by Tenant by written notice given to Landlord, and if so terminated by Tenant:  (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the term “Tenant’s Work” shall have the meaning set forth for such terms in the “Work Letter” attached to this Lease as Exhibit C.  If Tenant does not elect to void this Lease within 5 business days of the lapse of such 10 business day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the date Landlord Delivers the Initial Premises to Tenant. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s or Tenant’s rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease, and any Extension Term which Tenant may elect pursuant to Section 39 hereof.

Landlord and Tenant acknowledge and agree that the Additional Premises are currently subject to a lease agreement between Landlord and another tenant (“Existing Tenant”).  Landlord shall deliver the Additional Premises to Tenant promptly after the expiration of the term of such other lease and the surrender of the Additional Premises by the Existing Tenant.  The parties project the date for delivery of the Additional Premises to be December 31, 2006 (the “Additional Premises Delivery Date”).  Until Landlord delivers the Additional Premises to Tenant, the provisions of this Lease shall only apply to the Initial Premises.  Thereafter, the provisions of this Lease shall apply to both the Initial Premises and the Additional Premises.  Upon the request of Landlord, Tenant shall execute a written acknowledgment of the date of the delivery of the Additional Premises to Tenant provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

If Landlord fails to deliver the Additional Premises to Tenant with Landlord’s Work substantially completed on or before the Additional Premises Delivery Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  If Landlord does not Deliver the Additional Premises to Tenant with Landlord’s Work substantially completed on or before February 1, 2007, or, if there are Force Majeure delays, on or before April 2, 2007, this Lease may be terminated by Tenant by written notice given to Landlord, and if so terminated by Tenant:  (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither

Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. If Tenant does not elect to void this Lease within 7 days after Tenant has the right to do so pursuant to the second sentence of this paragraph, Tenant’s right to void this Lease shall be waived and this Lease shall remain in full force and effect

The Premises shall contain the previously used furniture described on Exhibit H (collectively, “Landlord’s Property”) for Tenant’s use at no additional cost. Tenant shall not remove any of Landlord’s Property from the Premises and shall return the same to Landlord at the expiration or earlier termination of the Term in the same condition as received except for normal wear and tear.

Landlord shall endeavor to cause Landlord’s Work with respect to the Initial Premises to be constructed in the Premises within 6 months following the Commencement Date, and shall cause Landlord’s Work with respect to the Additional Premises to be substantially completed no later than the date of delivery of the Additional Premises to Tenant.  Tenant acknowledges that completion of Landlord’s Work may be delayed depending on when the terms of the Existing Tenant’s lease expires and the Existing Tenant vacates the Additional Premises.  As used herein, the term “Landlord’s Work” shall mean substantial completion of the improvements described on Exhibit G attached hereto. Landlord and its contractors and agents shall have the right to enter the Premises to perform Landlord’s Work and Tenant shall cooperate with Landlord in connection with the same. Landlord shall cooperate with Tenant during the construction of Landlord’s Work to comply with Tenant’s reasonable security requirements. Tenant acknowledges that Landlord’s Work may adversely affect Tenant’s use and occupancy of the Premises.  Landlord shall complete Landlord’s Work (including any punch list items) in a good and workmanlike manner. Tenant shall have no right to abate, reduce or set-off any Rent in connection with Landlord’s Work.

Except as set forth in this Lease:  (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises, and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.                                       Rent.

(a)                                  Base Rent.  The Base Rent due for the first month that Tenant is required to pay Base Rent under this Lease and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord.  Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments of Base Rent for any fractional calendar month shall be prorated.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

Notwithstanding the amount set forth as Base Rent on page 1 of this Lease, Base Rent shall be due and payable as follows: (a) for months 1 through 4 of the Base Term, the amount of $14,700.00 per month, (b) commencing with month 5, the amount of $29,574.30 per month, and (c) commencing 120 days after the delivery of the Additional Premises with Landlord’s Work substantially completed to Tenant, in the amount set forth on the first page of this Lease.

(b)                                 Additional Rent.  In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.                                       Base Rent Adjustments.

(a)                                  Adjustments for Tenant Improvements.  For each of the following incremental levels of the TI Allowance (as defined in the Work Letter) disbursed to Tenant, Base Rent shall increase by the amount (per rentable square foot per annum) for such increment of TI Allowance on the schedule set forth below:

TI Allowance (per rentable square foot)	Incremental Increase in Base Rent (per rentable square foot per month)
$0.00-$15.00	$0.021
$15.01-$25.00	$0.025

For example, if the entire TI Allowance was disbursed by Landlord, the initial Base Rent would be increased to $3.215 per rentable square foot per month.  The TI Allowance shall only be available for use by Tenant as part of the construction of the initial Tenant Improvements and Tenant shall have no right thereafter to use any undisbursed portion thereof.  Following each disbursement of the TI Allowance, Landlord shall provide Tenant with written notice of the amount of the TI Allowance disbursed by Landlord and the amount of the increase to Base Rent as a result thereof.

(b)                                 Annual Adjustments.  Base Rent (exclusive, however, of any increase in Base Rent attributable to the TI Allowance) shall be increased on each annual anniversary of the Commencement Date during the Term of this Lease (each an “Adjustment Date”) by multiplying the relevant portion of the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated. “CPI Adjustment Percentage” means (i) a fraction, stated as a percentage, the numerator of which shall be the Index for the calendar month 3 months before the month in which the Adjustment Date occurs, and the denominator of which shall be the Index for the calendar month 3 months before the last Adjustment Date or, if no prior Base Rent adjustment has been made, 3 months before the first day of the first full month during the Term of this Lease, less (ii) 1.00.  “Index” means the “Consumer Price Index-All Urban Consumers-San Francisco Metropolitan Area, All Items” compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index.  If the Bureau of Labor Statistics ceases to publish the Index, then (a) the substitute Index published by the Bureau of Labor Statistics shall be used, or (b) in the event the Bureau of Labor Statistics does not publish a substitute Index, the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the new index comparable to the Index.  Landlord shall give Tenant written notice indicating the Base Rent, as adjusted pursuant to this Section, and the method of computation and Tenant shall pay to Landlord an amount equal to any underpayment of Base Rent by Tenant within 30 days of Landlord’s notice to Tenant.  Failure to deliver such notice shall not reduce, abate, waive or diminish Tenant’s obligation to pay the adjusted Base Rent.

5.                                       Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year.  Commencing on the Commencement Date and thereafter on the first day of each month of the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate.  Payments for any fractional calendar month shall be prorated.

Notwithstanding anything to the contrary contained herein, Tenant’s Share of Operating Expenses shall be (i) 5.12% during months 1 through 4 of the Base Term, (ii) commencing with month 5 of the Base Term, 10.30%, and (iii) commencing 120 days after delivery of the Additional Premises with Landlord’s Work substantially completed to Tenant, in the amount set forth on the first page of this Lease.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized over the lesser of 7 years and the useful life of such capital items, and the costs of Landlord’s third party property manager (not to exceed 3% of Base Rent) or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent), excluding only:

(a)                                  the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b)                                 capital expenditures for expansion of the Project or capital expenditures for the addition of amenities (such as, for example, expansion of the health club) not provided for tenants of the Building as of the date of this Lease;

(c)                                  interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d)                                 depreciation of the Project (except for capital improvements that are includable in Operating Expenses);

(e)                                  advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f)                                    legal and other expenses incurred in the negotiation or enforcement of leases;

(g)                                 completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h)                                 costs of utilities outside normal business hours sold to tenants of the Project;

(i)                                     costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j)                                     salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project, and to the extent such persons perform services not in connection with the management, operation, repair or maintenance of the Project;

(k)                                  general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l)                                     costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m)                               costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n)                                 penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord«‘s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o)                                 overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p)                                 costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(q)                                 costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r)                                    costs incurred in the sale or refinancing of the Project;

(s)                                  net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(t)                                    any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;

(u)                                 any insurance deductibles to the extent that they exceed $150,000, provided, however, that in the event that Tenant’s Share of insurance deductibles exceed $50,000, Tenant shall have the right to elect to fully amortize (with annualized interest on the unamortized amount at the lesser of 15% or the maximum rate permitted by law in connection with this Lease) Tenant’s Share of such insurance deductibles over the then remaining number of months in the Term of the Lease and such payments shall be due on the first day of each month;  and

(v)                                 the cost of repairs or other work occasioned by fire, windstorm, earthquake, flood or other casualty for which there would have been insurance proceeds if the applicable coverage limit being maintained by Landlord with respect to such loss were higher than the amount which Landlord elected to maintain (or for which insurance proceeds would have been available had Landlord maintained the insurance required to be maintained by Landlord pursuant to this Lease); provided, however, that with respect to any repairs or other work occasioned by a casualty (i) to the extent that any of such repairs or other work is capital in nature, the cost of the same shall be excluded from Operating Expenses and, (ii)

in no event shall Tenant’s Share of the cost of such repairs and other work (not paid for by insurance proceeds) exceed $150,000 and if Tenant’s Share exceeds $50,000, Tenant shall have the right to elect to fully amortize (with annualized interest on the unamortized amount at the lesser of 15% or the maximum rate permitted by law in connection with this Lease) Tenant’s Share over the then remaining number of months in the Term of the Lease and such payments shall be due on the first day of each month.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year.  If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  Landlord shall have the right to amend the Annual Statement from time to time; provided, however, that Landlord shall have no right, after the date which is 12 months after Landlord’s delivery of the Annual Statement to Tenant, to amend the Annual Statement with respect to (x) association fees if Landlord actually received a bill for those fees prior to the expiration of such 12 month period and did not amend the Annual Statement to reflect the same within such 12 month period, and (y) costs for services (such as landscaping) where Landlord has entered into a direct contractual relationship with the vendor providing the service and the timing of bills from such vendor is within Landlord’s reasonable control.  The parties acknowledge that the preceding limitation shall not apply to costs such as Taxes, Utilities or other matters outside of Landlord’s reasonable control and shall not apply to any newly billed association fees.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 45 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  If, during such 45 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”).  If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent regionally recognized public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.  If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.  Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for actual changes in the physical size of the Premises or the Project occurring thereafter; provided, however that Tenant’s Share shall not increase if Landlord voluntarily takes any space in the Building “off line”. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use provided Landlord makes such adjustments equitably for all tenants of the Building.  Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.                                       Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”):  (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice.  If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Upon any such use of all or any portion of the Security Deposit, if applied by making a draw on the Letter of Credit, Tenant shall restore the Letter of Credit on demand to the full amount of the Security Deposit, and if applied by expending the amounts held in cash as a Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease.  Tenant hereby waives the provisions of any law, now or hereafter in force, including, but not limited to, California Civil Code Section 1951.7,which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.                                       Use.  The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”).  Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  The provisions of the preceding sentence are intended to apply in the event that Tenant’s use of the Premises changes from the use that Tenant has disclosed to Landlord that Tenant will be making of the Premises as of the Commencement Date. Landlord acknowledges that Landlord does not object to the use which Tenant has disclosed to Landlord that it shall be making of the Premises as of the Commencement Date and Tenant may continue to make such use of the Premises during the Term of the Lease.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord which consent shall not be unreasonably withheld.  Except as may be provided under the Work Letter and/or consented to by Landlord in connection with any Alterations, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises.  Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements solely related to Tenant’s use or occupancy of the Premises, provided that if alterations or modifications to the Building or Project (that are not improvements made for the exclusive benefit of another tenant) are required as a result of the occupancy of the Building by one or more tenants, and not as a result solely of Tenant’s occupancy, the cost of the alterations or modifications shall be paid by Landlord as an Operating Expense. Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

8.                                       Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.                                       Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 30 days of Landlord’s demand.

10.                                 Parking.  Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations.  Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.  If Landlord elects to enforce parking rights, Landlord shall not do so in a discriminatory manner.

11.                                 Utilities, Services.

Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”).  Except for any separately metered Utilities to the Premises, Landlord shall pay, as Operating Expenses or subject to

Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon.  Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider.  Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term.  Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.  Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Notwithstanding anything in this Lease to the contrary, if any interruption or failure of Utilities or services is due to the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, and such interruption renders a substantial portion of the Premises untenantable for their intended purposes for more than 5 continuous business days, and if the Premises remain untenantable for a period longer than is covered by Tenant’s business interruption insurance, then, as Tenant’s sole and exclusive remedy for such failure, Tenant’s obligation to pay Base Rent shall, to the extent that Landlord is entitled to receive insurance proceeds in connection with the abatement in question, abate for the period commencing with the expiration of coverage under Tenant’s business interruption insurance and for so long as the Premises remains substantially untenantable.

12.                               Alterations and Tenant’s Property.  Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure and shall otherwise not be unreasonably withheld.  It shall be reasonable for Landlord to withhold its consent to any Alteration which affects Building Systems if such Alteration will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use and/or in the event that Landlord determines that a Building System upgrade is required unless Tenant pays 100% of the cost incurred by Landlord in connection with modifying or upgrading the applicable Building System.   If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem reasonably appropriate.  Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision.  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof.  Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence.  Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes.  During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’ Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (w)  “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (x) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

13.                               Landlord’s Repairs.  Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded.  Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.                               Tenant’s Repairs.  Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls.  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15.                               Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent.  If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.                               Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord or Landlord’s officers, directors, employees or agents.  Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17.                               Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost.  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’

compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.  The use which Tenant has disclosed to Landlord that it shall be making of the Premises as of the Commencement Date shall not, as of the Commencement Date, result in an increase in Landlord’s insurance premium or require additional insurance.

Tenant, at its sole cost and expense, shall maintain during the Term:  all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises.  The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; shall insure on an occurrence and not a claims-made basis; shall be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).  Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder including loss or damage to any building, structure, or tangible personal property of Landlord, Tenant or their respective Related Parties, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage even though such loss or damage might have been occasioned by the negligence of Landlord, Tenant or their respective Related Parties, if such loss or damage would fall within the scope of an all risk policy of insurance.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.                               Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”).  If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period.  Unless either Landlord or Tenant so elect to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of:  (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration.  Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the

Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.                               Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.                               Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)                                 Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)                                 Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c)                                  Abandonment.  Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.

(d)                                 Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)                                  Liens.  Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.

(f)                                   Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)                                  Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h)                                 Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 20 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 20 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 75 days from the date of Landlord’s notice except where such cure requires construction to be done by Tenant and a permit is required in which case such cure shall be completed no later than 120 days from the date of Landlord’s notice.

21.                               Landlord’s Remedies.

(a)                                 Payment By Landlord; Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)                                 Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)                                  Remedies.  Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)                                     Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)                                  Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A)                               The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)                               The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)                               Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)                                At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 21(c)(ii) (A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)                               Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)                              Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)                                 Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d)                                 Effect of Exercise.  Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22.                               Assignment and Subletting.

(a)                                 General Prohibition.  Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.  The provisions of the preceding sentence shall not apply to Tenant while Tenant is a publicly traded company.

(b)                                 Permitted Transfers.  If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent.  Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice:  (i) grant such consent, (ii) refuse such consent, in its reasonable discretion, (iii) refuse such consent, in its reasonable discretion, if the proposed subletting concerns (together with all other then effective subleases) 50% or less of the Premises (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iv) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”).  If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice; provided, however, that the reimbursement amount shall be based on actual costs.  Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Permitted Assignment”) shall not be required, provided that Landlord shall have the right to reasonably approve the form of any such sublease or assignment.  Tenant acknowledges and agrees that, among other things, it shall be reasonable for Landlord to withhold its consent to any assignment or subletting to an assignee or subtenant whose business or financial reputation is objectionable in Landlord’s reasonable judgment, or that is engaged in areas of scientific research or other business concerns that are controversial, in Landlord’s reasonable judgment, or that would require the removal of, or result in any changes, to Landlord’s Work or to the Tenant Improvements.

(c)                                  Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)                                     that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)                                  A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks (excluding mobile storage tanks commonly used in biology or chemistry laboratories) to be installed in or under the Project (provided, said installation of tanks (other than mobile tanks commonly used in biology or chemistry laboratories) shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  Landlord acknowledges that Tenant shall be deemed to have satisfied its obligation to provide the list of each type of Hazardous Material if Tenant provides Landlord with the list of each type of Hazardous Material which Tenant is required to deliver to the fire department or other applicable governmental authority in connection with the Tenant’s Hazardous Materials Management Plan for its operations at the Premises.

(d)                                 No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease or assignment (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)                                  No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)                                   Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.                               Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.                               Quiet Enjoyment.  So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.                               Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 365 day year and the actual number of days in the relevant months.

26.                               Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit J.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.                               Subordination.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28.                               Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises (and subject to Tenant’s right under the Lease to remove Tenant’s Property), free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation.  At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”).  Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $2,500.  Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.                               Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.                               Environmental Requirements.

(a)                                 Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

(b)                                 Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”).  Landlord acknowledges that Tenant shall be deemed to have satisfied its obligation to provide the list of each type of Hazardous Material if Tenant provides Landlord with the list of each type of Hazardous Material which Tenant is required to deliver to the fire department or other applicable governmental authority in connection with the Tenant’s Hazardous Materials Management Plan for its operations at the Premises.  Tenant shall, however, deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, with the exception of mobile tanks commonly used in biology or chemistry laboratories, for which Landlord’s consent shall not be required, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)                                  Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question except for actions which have been completed to the satisfaction of the Governmental Authorities having jurisdiction, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).  If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)                                 Testing.  Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use.  Tenant shall be required to pay the cost of such annual test of the Premises if Tenant is determined to be in violation of any provisions of this Lease.  If Tenant so elects, Tenant may, at Tenant’s sole cost and expense, conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord.  Landlord shall accept such tests in lieu of the annual tests to be performed by Landlord. Prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests.  If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense).  Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing which are the responsibility of Tenant under this Lease in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)                                  Underground Tanks.  If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)                                   Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g)                                  Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.                               Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Subject to assumption of Landlord’s obligations as described in the last sentence of this paragraph, all obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises and the assumption by the new owner of the obligations of Landlord arising from and after the date of such transfer, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.                               Inspection and Access.  At reasonable times and on reasonable prior notice (except in cases of an emergency), Landlord and its agents, representatives, and contractors may enter the Premises to inspect the Premises, to make such repairs as may be required or permitted pursuant to this Lease, during the last 9 months of the Term, to show the Premises to prospective tenants, and for any other business purpose.  Except in case of an emergency, Landlord and Landlord’s representatives shall at all times be accompanied by a representative of Tenant, and shall comply with Tenant’s security and confidentiality protocols and procedures so long as a copy of such protocols and procedures shall have been provided to Landlord.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions

33.                               Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.                               Force Majeure.  Landlord shall not responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”).

35.                               Brokers, Entire Agreement, Amendment.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than CB Richard Ellis.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36.                               Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.                               Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.                               Signs; Exterior Appearance.  Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

39.                               Right to Extend Term.  Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)                                 Extension Right.  Tenant shall have the right (“Extension Right”) to extend the term of this Lease for 3 years (“Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior to the expiration of the Base Term of the Lease.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below).  Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of the Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined.  As used herein, “Market Rate” shall mean the annual amount per square foot that a willing tenant would pay and a willing landlord would accept, in an arms-length lease extension for comparable space (exclusive, however, of Alterations paid for by Tenant) for a comparable period of time, giving consideration to the nature and character and use of the Building, the Permitted Use, the approximate amount of operating expenses to be paid by the tenant, the number of parking spaces available for use by Tenant, the amenities and services provided and all other applicable conditions of the tenancy; provided, however, that in no event shall the Market Rate be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term increased by the Rent Adjustment Percentage multiplied by such Base Rent.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 39(b).  Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b)                                 Arbitration.

(i)                                     Within 10 days of Tenant’s notice to Landlord of its election or the deemed election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”).  If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term.  If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  The 2 Arbitrators so appointed shall, within 10 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)                                  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the single Arbitrator shall be final and binding upon the parties.  The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties.  If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the

Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii)                               An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater North Peninsula area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater North Peninsula area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c)                                  Rights Personal.  The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d)                                 Exceptions.  Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:

(i)                                     during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)                                  if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(e)                                  No Extensions.  The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(f)                                   Termination.  The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

40.                               Intentionally Omitted.

41.                               Miscellaneous.

(a)                                 Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)                                 Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)                                  Financial Information.  Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 45 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 90 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.  The provisions of this Section 41(c) shall not apply to Tenant while Tenant is a publicly traded company.

(d)                                 Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e)                                  Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)                                   Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)                                  Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)                                 Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)                                     Time.  Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j)                                    Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(k)                                 Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(l)                                     Project Specific Requirements.  Tenant acknowledges that the use and operation of the Project are governed by, among other things, CC&Rs and Environmental CC&Rs, and Tenant acknowledges having reviewed copies of the same.  Tenant agrees to comply with all of the terms of the CC&Rs and Environmental CC&Rs which are applicable to tenants of the Project including, without limitation, maintaining the insurance required under the Environmental CC&Rs.  As used herein, (i) “CC&Rs” mean that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions for Sierra Point recorded in the Official Records of San Mateo County on October 23, 1998, as amended, and (ii) “Environmental CC&Rs” mean that certain First Amended and Restated Declaration of Covenants, Conditions and Environmental Restrictions Relating to Environmental Compliance for Sierra Point, recorded in the Official Records of San Mateo County on October 20, 1999 as Instrument No. 1999-176058.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

PONIARD PHARMACEUTICALS, INC.,
a Washington corporation

By:	/s/Gerald McMahon
Name: Gerald McMahon
Title: Chairman, CEO & President

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/Jennnifer Pappas
Name: Jennifer Pappas
Title: VP & Assistant Secretary

EXHIBIT A TO LEASE

DESCRIPTION OF INITIAL AND ADDITIONAL PREMISES

[Graphic of floor plan]

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

CITY OF SOUTH SAN FRANCISCO

PARCEL 1:

PARCEL C, AS SHOWN ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP 98-044 LANDS OF SIERRA POINT, LLC, CITY OF SOUTH SAN FRANCISCO”, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA, ON AUGUST 6, 1999, IN BOOK 71 OF PARCEL MAPS, AT PAGE(S) 71 AND 72.

PARCEL 2:

THOSE CERTAIN ACCESS EASEMENTS AS DESCRIBED IN THE FIRST AMENDMENT TO AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR SIERRA POINT RECORDED AUGUST 6, 1999, AS DOCUMENT NO. 1999-134787, AND RERECORDED OCTOBER 20, 1999, AS DOCUMENT NO. 1999-176057.

ASSESSOR’S PARCEL NO. 015-010-570	JOINT PLANT NO. 015-001-010-02.04A

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease (the “Lease”) dated as of June 26, 2006 by and between ARE SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and PONIARD PHARMACEUTICALS, INC., a Washington corporation (“Tenant”).  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.                                      General Requirements.

(a)                                 Tenant’s Authorized Representative.  Tenant designates Caroline Loewy and Anna Wight (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b)                                 Landlord’s Authorized Representative.  Landlord designates Caroline Loewy and Anna Wight (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c)                                  Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

2.                                      Tenant Improvements.

(a)                                 Tenant Improvements Defined.  As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature.  Other than funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b)                                 Tenant’s Space Plans.  Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements no later than January 15, 2007.  Not more than 10 days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings.  Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 days thereafter.  Such process shall continue until Landlord has approved the TI Design Drawings.

(c)                                  Working Drawings.  Not later than 15 business days following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI

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Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings.  Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof.  Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant.  Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d)                                 Approval and Completion.  If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision).  Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.                                      Performance of the Tenant Improvements.

(a)                                 Commencement and Permitting of the Tenant Improvements.  Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord.  The cost of obtaining the TI Permit shall be payable from the TI Fund.  Landlord shall assist Tenant in obtaining the TI Permit.  Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance.  Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

(b)                                 Selection of Materials, Etc.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system.

(c)                                  Tenant Liability.  Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d)                                 Substantial Completion.  Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”).  Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a

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Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704.  For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

4.                                      Changes.  Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(a)                                 Tenant’s Right to Request Changes.  If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant’s Representative.  Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b)                                 Implementation of Changes.  If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 5(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted.  If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5.                                      Costs.

(a)                                 Budget For Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of The Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed.  The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 2% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the TI Fund.  Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund.  If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5(d).

(b)                                 Landlord shall provide to Tenant a tenant improvement allowance (the “TI Allowance”) in the maximum amount of $25.00 per rentable square foot in the Premises, or $426,125.00 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease.   Within 5 business days after Tenant’s delivery of the Budget to Landlord, Tenant shall notify Landlord how much TI Allowance Tenant has elected to receive from Landlord.  Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.

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Tenant shall have no right to any portion of the TI Allowance that is not disbursed within 6 months after the delivery of the Additional Premises to Tenant.

(c)                                  Costs Includable in TI Fund.  The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, and the cost of Changes (collectively, “TI Costs”).  Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not be limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d)                                 Excess TI Costs.  Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance.  If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”).  If Tenant fails to deposit, or is late in depositing any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge).  For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.  The TI Allowance and Excess TI Costs is herein referred to as the “TI Fund.”  Funds deposited by Tenant shall be the first thereafter disbursed to pay TI Costs.  Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance.  If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e)                                  Payment for TI Costs.  During the course of design and construction of the Tenant Improvements, Landlord shall pay TI Costs once a month against a draw request in Landlord’s standard form, containing such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request.  Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.

6.                                      Miscellaneous.

(a)                                 Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)                                 Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:

PONIARD PHARMACEUTICALS, INC.,
a Washington corporation

By:	/s/ Gerald McMahon
Name: Gerald McMahon
Title: Chairman, CEO & President

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Jennifer Pappas
Name: Jennifer Pappas
Title: VP & Assistant Secretary

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EXHIBIT D TO LEASE

ACKNOWLEDGEMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this 10th day of July, 2006, between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and PONIARD PHARMACEUTICALS, INC., a Washington corporation (“Tenant”), and is attached to and made a part of the Lease dated July 10, 2006 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is July 12, 2006, and the termination date of the Base Term of the Lease shall be midnight on July 11, 2001.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

PONIARD PHARMACEUTICALS, INC.,
a Washington corporation

By:	/s/ Gerald McMahon
Name: Gerald McMahon
Title: Chariman, CEO & President

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Jennifer Pappas
Name: Jennifer Pappas
Title: VP & Assistant Secretary

1

EXHIBIT E TO LEASE

RULES AND REGULATIONS

1.                                      The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.                                      Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.                                      Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.                                      Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.                                      If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.                                      Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.                                      Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.                                      Tenant shall maintain the Premises free from rodents, insects and other pests.

9.                                      Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.                               Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.                               Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.                               Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

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13.                               All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.                               No auction, public or private, will be permitted on the Premises or the Project.

15.                               No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.                               The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.                               Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.                               Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.                               Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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EXHIBIT F TO LEASE

TENANT’S PROPERTY

None except as set forth below:

The following to the extent installed below the ceiling grid:

Casework and cabinets

Mill work

Lab benches

Fume and tissue culture hoods

Glass wash equipment

Equipment racks

Bio-safety cabinets

Environmental rooms

Refrigerators, freezers and ice machines

Hyrogenation Parr

Autoclaves

Specialized equipment that can be removed without damage to building structure or systems

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EXHIBIT G TO LEASE

LANDLORD’S WORK

Initial Premises

•                  Construct a fire-rated corridor and related card readers and doors in order to secure the Premises from the adjacent suite.

Additional Premises

•                  Construct a demising wall between glasswash areas room 223 and 224, and between Biology Lab 217 and Equipment room.

•                  Install set of double doors between Biology Lab 217 and vestibule outside of glasswash area.

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EXHIBIT H TO LEASE

LANDLORD’S PROPERTY

Inventory of Existing Furniture in the Premises

Main Conference Room:

• Conference room table

• 9 conference room chairs

• 1 credenza

Patio:

• 3 round metal tables

• 9 metal chairs

Plug and Play Office Cubes:

• 19 assembled

• Approximately 8 additional unassembled (we are unable to guarantee that all parts are available)

Private Office Furniture:

• 6 office desks with return desk, under desk file cabinet and upper storage

• 2 oval tables

• 1 unassembled office desk

• 2 return desks

• 1 partial desk with file cabinet

Future Chemistry Lab (upon expansion of square footage to 16,586 sf):

• 3, eight-foot chemical fume hoods.

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FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of December 3, 2007, by and between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and PONIARD PHARMACEUTICALS, INC., a Washington corporation (“Tenant”).

RECITALS

A.            Landlord and Tenant entered into that certain Lease Agreement dated as of July 10, 2006 (the “Lease”).  Pursuant to the Lease, Tenant leases certain premises consisting of approximately 17,045 rentable square feet (“Premises”) in a building located at 7000 Shoreline Court, South San Francisco, California.  The Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.            Pursuant to the terms of the Lease, Tenant had the right to a TI Allowance in the maximum amount of $426,125.00.

C.            Tenant has elected to use only a portion of the TI Allowance in the amount of $255,675.00 (“Applied TI Allowance”).

D.            Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, account for the adjustment in Base Rent prescribed by Section 4(a) of the Lease based upon the amount of the Applied TI Allowance.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Annual Base Rent Adjustment.  Landlord and Tenant acknowledge and agree that, pursuant to Section 4(b) of the Lease, Base Rent was increased on July 12, 2007, which was the first annual anniversary of the Commencement Date, to $2.73745 per rentable square foot per month.  Base Rent shall increase on July 12 of each year during the Term as provided for in Section 4(b) of the Lease.

2.                                       Adjustment to Base Rent for Applied TI Allowance.  Based on the Applied TI Allowance, pursuant to the terms of Section 4(a) of the Lease, commencing on December 1, 2007, Base Rent payable during the Base Term shall further be increased by $0.315 per rentable square foot per month.

3.                                       TI Allowance.  Tenant hereby acknowledges and agrees that Tenant has no further right to use any portion of the TI Allowance in excess of the Applied TI Allowance.

4.             Miscellaneous.

a.       This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

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b.         This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.         The First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signatures page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d.         Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment.  In the event of any conflicted between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.  Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

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IN WITNESS WHEREOF, parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 17, LLC,
a Delaware limited liability company.

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

		By:	ARE-QRS CORP.,
a Maryland Corporation,
general partner

			By:	/s/ Illegible
			Its:	SVP-RE General Counsel

TENANT:	PONIARD PHARMACEUTICALS, INC.,
a Washington corporation

	By:	/s/ Anna Wight
	Its:	VP Legal

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Exhibit B-1 to Sublease — Phase I Premises

[Diagram of Premises]

Exhibit B-2 to Sublease — Phase II Premises

[Diagram of Premises]

Exhibit C to Sublease — Landlord’s Property

[Inventory of Existing Furniture in the Premises]

Exhibit D to Sublease — Loaned Furniture

[List of Office Furniture]

Exhibit E to Sublease

Landlord’s Consent to Sublease

[Filed Separately]

Schedule I to Sublease

Subtenant’s Initial Improvements

[Diagram of Improvements to Premises]

Schedule II to Sublease

Subtenant’s Construction Schedule

[Construction Calendar ]